Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement (Form S-8 Nos. 333-138384) pertaining to Acuity Brands, Inc. 2005 Supplemental Deferred Savings Plan and Acuity Brands, Inc. Nonemployee Director Deferred Compensation Plan (as amended and restated); in Amendment No. 1 to Registration Statement (Form S-8 333-126521) pertaining to Acuity Brands, Inc. Long term Incentive Plan (as amended and restated) and Amendment No. 2 to Registration Statement (Form S-8 No. 333-74246) pertaining to Acuity Brands, Inc. Employee Stock Purchase Plan and Acuity Brands, Inc. 2001 Nonemployee Directors’ Stock Option Plan of our reports dated October 27, 2006, with respect to the consolidated financial statements and schedule of Acuity Brands, Inc., Acuity Brands, Inc.’s management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Acuity Brands, Inc., included in its Annual Report (Form 10-K) for the year ended August 31, 2006, filed with the Securities and Exchange Commission.

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement (Form S-8 No. 333-123999) pertaining to Acuity Brands, Inc. 401(k) Plan and Amendment No. 2 to Registration Statement (Form S-8 No. 333-74242) pertaining to Acuity Specialty Products 401(k) Plan, Acuity Lighting Group, Inc. 401(k) Plan for Hourly Employees, Holophane Division of Acuity Lighting Group 401(k) Plan for Hourly Employees and Holophane Division of Acuity Lighting Group 401(k) Plan for Hourly Employees Covered by a Collective Bargaining Agreement of our reports (a) dated October 27, 2006, with respect to the consolidated financial statements and schedule of Acuity Brands, Inc., Acuity Brands, Inc.’s management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Acuity Brands, Inc., included in its Annual Report (Form 10-K) for the year ended August 31, 2006 and (b) dated June 15, 2007, with respect to the financial statements and schedules of the Acuity Brands, Inc. 401(k) Plan, Acuity Specialty Products 401(k) Plan, Acuity Lighting Group, Inc. 401(k) Plan for Hourly Employees, Holophane Division of Acuity Lighting Group 401(k) Plan for Hourly Employees and Holophane Division of Acuity Lighting Group 401(k) Plan for Hourly Employees Covered by a Collective Bargaining Agreement included in the Annual Report (Form 11-K), for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia

September 26, 2007